UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

9635 Granite Ridge Drive, Suite 100 San Diego, California		92123
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 15, 2020, Aethlon Medical, Inc. (the “Company”) held its virtual 2020 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Company’s 2020 Equity Incentive Plan, as adopted by our Board of Directors on February 6, 2020 (the “2020 Plan”). The 2020 Plan is intended to be the successor to the Aethlon Medical, Inc. Amended 2010 Stock Incentive Plan (the “2010 Plan”). No future grants may be made under the 2010 Plan.

The 2020 Plan will allow the Company to grant stock options, restricted stock unit awards and other awards, at levels determined by the Board of Directors, which will enable the Company to secure and retain the services of its employees, directors and consultants, and to provide long-term incentives that align the interests of its employees, directors and consultants with the interests of our stockholders.

The aggregate number of shares of the Company’s common stock that may be issued under the 2020 Plan will not exceed 1,842,556 shares, which is the sum of (i) 1,670,000 new shares, plus (ii) the 2010 Plan’s remaining available reserve at the time it was approved by the Board of Directors; plus, (iii) the number of shares subject to currently outstanding awards under the 2010 Plan that are eligible to return to the 2020 Plan, if any, as such shares become available from time to time.

Stock options and restricted stock units in respect of an aggregate of 505,397 shares of common stock were previously granted by our Compensation Committee under the 2020 Plan to our executive officers, non-officer employees and our non-employee directors, contingent upon stockholder approval of the 2020 Plan at the Annual meeting.

A more complete description of the terms of the 2020 Plan is set forth in “Proposal 4 – Approval of the Company’s 2020 Equity Incentive Plan” in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on July 28, 2020 (the “Proxy Statement”) and is qualified in its entirety by reference to the full text of the 2020 Plan, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders considered the four proposals listed below, each of which was described in the Proxy Statement. The voting results are set forth below.

Proposal 1. Elect six members of the Board of Directors. All of the nominees were elected.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Edward G. Broenniman	4,530,744	360,841	42,613	3,475,234
Guy F. Cipriani	4,571,246	329,834	33,118	3,475,234
Charles J. Fisher, Jr., MD	4,582,935	324,751	26,512	3,475,234
Sabrina Martucci Johnson	4,586,440	316,311	31,447	3,475,234
Timothy C., Rodell, MD, FCCP	4,701,853	206,688	25,657	3,475,234
Chetan S. Shah, MD	4,592,650	311,264	30,284	3,475,234

Proposal 2. Ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2021. The resolution was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,895,210	324,897	189,325	0

Proposal 3. Approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as described in the Proxy Statement. The resolution was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,511,788	347,881	74,529	3,475,234

Proposal 4. Approve the Company’s 2020 Equity Incentive Plan. The resolution was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,284,101	592,318	57,779	3,475,234

No adjournment of the Annual Meeting was necessary.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Aethlon Medical, Inc. 2020 Equity Incentive Plan, Form of Restricted Stock Grant, Form of Option Grant and Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aethlon Medical, Inc.

Dated: September 15, 2020	By:	/s/ James B. Frakes
James B. Frakes Chief Financial Officer

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